Exhibit 99.1

AGREEMENT OF PURCHASE AND SALE

AND JOINT ESCROW INSTRUCTIONS

THIS AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (“Agreement”) is made and entered into as of January 6, 2017 (“Execution Date”), by and between MANNKIND CORPORATION, a Delaware corporation (“Seller”), and REXFORD INDUSTRIAL REALTY, L.P., a Maryland limited partnership (“Buyer”).

RECITALS

A. Seller owns those certain parcels of land located at 28901-03 N. Avenue Paine, in the City of Valencia (“City”), County of Los Angeles (“County”), State of California (“State”) as more particularly described on Exhibit A attached hereto (the “Land”).

B. Seller desires to sell and convey to Buyer and Buyer desires to purchase and acquire from Seller the following:

i. The Land containing 11.41 acres and all of Seller’s interest in all rights, privileges, easements and appurtenances benefiting the Land and/or the Improvements, including, without limitation, Seller’s interest, if any, in all mineral and water rights and all easements, rights-of-way and other appurtenances used or connected with the beneficial use or enjoyment of the Land and the Improvements (the Land, the Improvements and all such rights, privileges, easements and appurtenances are sometimes collectively hereinafter referred to as the “Real Property”). The Land is comprised of five (5) separate parcels (each, a “Parcel” and collectively, the “Parcels”) with the following acreages:

(a) 5.65 acres, APN 3271-026-067 (“Parcel 1”);

(b) 1.10 acres, APN 3271-026-018 (“Parcel 2”);

(c) 1.09 acres, APN 3271-026-019 (“Parcel 3”);

(d) 1.77 acres, APN 3271-026-020 (“Parcel 4”); and

(e) 1.80 acres, APN 3271-026-021 (“Parcel 5”);

ii. All buildings, fixtures and other improvements owned by Seller and located on the Land, including without limitation a freestanding building consisting of approximately 146,000 square feet located on Parcel 1 (collectively, the “Improvements”);

iii. All right, title and interest of Seller in and to the Assumed Contracts (as defined below);

iv. All personal property, Equipment (as defined below), supplies and fixtures (collectively, the “Personal Property”) owned by Seller and used in the operation of, and located at, the Real Property, except for the items identified on Exhibit B attached hereto and made a part hereof as “EXCLUDED ITEMS” (the “Excluded Items”). As used herein, the term “Equipment” shall mean, collectively, all machinery and equipment on the Real Property as inspected by Buyer’s agent on December 6, 2016, including without limitation, all accessories and attachments, controls, components, spare parts and all computers for the operation of the machinery, equipment and building systems (with all software intact for operation) identified on Exhibit B attached hereto, except for the Excluded Items; and

v. To the extent assignable, all of Seller’s interest in any intangible property rights in connection with the foregoing, including without limitation, all contract rights, warranties, guaranties, licenses, permits, entitlements, governmental approvals and certificates of occupancy which benefit the Real Property, the Improvements, and/or the Personal Property, as well as all plans, specifications, and AutoCad files (the “Intangible Personal Property”). The Real Property, the Improvements, the Personal Property, the Assumed Contracts, and the Intangible Personal Property are sometimes collectively hereinafter referred to as the “Property.”

BASIC PROVISIONS

I.	Buyer:	Rexford Industrial Realty, L.P.
11620 Wilshire Blvd., Suite 1000
Los Angeles, California 90025
Attn: Mr. Howard Schwimmer
Telephone No. (310) 996-3804
Facsimile No. (310) 996-1690

II.	Buyer’s Counsel:	Freeman, Freeman & Smiley, LLP
1888 Century Park East, 19th Floor
Los Angeles, California 90067
Attn: Damon M. Juha, Esq.
Telephone No. (310) 255-6191
Facsimile No. (310) 255-6291

III.	Seller:	MannKind Corporation
25134 Rye Canyon Loop, Suite 300
Valencia, California 91355
Attn: David Thomson
Telephone No. (661) 775-5350
Facsimile No. (661) 775-2081

IV.	Seller’s Counsel:	Cooley LLP
4401 Eastgate Mall
San Diego, California 92121-1909
Attn: Marlena Schultz, Esq.
Telephone No. (858) 550-6148
Facsimile No. (858) 550-6420

V.	Broker:	CBRE, Inc.

VI.	Escrow Holder:	Commerce Escrow Company
1055 Wilshire Blvd., Suite 1000
Los Angeles, California 90017
Attn: Robert Minsky
Telephone No. (213) 484-0855
Facsimile No. (213) 201-5190

VII.	Title Company:	Chicago Title Company
725 South Figueroa Street, Suite 200
Los Angeles, California 90017
Attn: Mike Slinger
Telephone No. (213) 612-4131
Facsimile No. (213) 612-4133

VIII.	Purchase Price:	The sum of Seventeen Million Two Hundred Seventy-Five Thousand and 00/100 Dollars ($17,275,000.00) (the “Purchase Price”).

IX.	Deposit:	Five Hundred Thousand and 00/100 Dollars ($500,000.00) (together with interest thereon while held in Escrow, the “Deposit”), payable in accordance with Paragraph 3.1 below.

X.	Contingency Date:	5:00 p.m. Pacific time on the twenty-fifth (25th) day following the later to occur of the Opening of Escrow or Buyer’s receipt of the Materials (as defined below) (such date, the “Contingency Date”).

XI.	Closing Date:	Three (3) business days following the Contingency Date (the “Closing Date”).

AGREEMENT

NOW, THEREFORE, incorporating the foregoing recitals, and in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Seller and Buyer agree that the terms and conditions of this Agreement and the instructions to Commerce Escrow Company (“Escrow Holder”), with regard to the escrow (“Escrow”) created pursuant hereto are as follows:

1. Purchase and Sale. Seller agrees to sell the Property to Buyer, and Buyer agrees to purchase the Property from Seller, upon the terms and conditions set forth in this Agreement.

2. Purchase Price. The Purchase Price shall be paid in accordance with the terms of Paragraph 3 below. Notwithstanding anything in this Agreement to the contrary, Buyer shall have the right, in its sole discretion, to allocate the Purchase Price with regard to the value of each Parcel at Closing (as defined below) or in connection with the assignment of this Agreement pursuant to Paragraph 19 hereof. Prior to the Closing Date, Buyer and Seller shall mutually agree upon the allocation of the Purchase Price with regard to the value of the Real Property and the Personal Property.

3. Payment of Purchase Price. The Purchase Price for the Property shall be paid by Buyer as set forth below in this Paragraph 3.

3.1 Deposit. Within two (2) business days after the Opening of Escrow, Buyer shall deposit or cause to be deposited with Escrow Holder the Deposit. Escrow Holder shall immediately invest the Deposit in a federally-insured, interest-bearing account reasonably satisfactory to Buyer. If this Agreement has not been previously terminated by Buyer by delivery to Seller and Escrow Holder of a written notice of termination in accordance with the terms hereof prior to 5:00 p.m. Pacific time on the Contingency Date, then on or before 5:00 p.m. Pacific time on the Contingency Date, the Deposit shall not be refundable unless (i) the transaction contemplated by this Agreement is not consummated as the result of Seller’s default or due to failure of any condition precedent to Close of Escrow for the benefit of Buyer, or (ii) pursuant to any other provision of this Agreement which expressly provides for refund of the Deposit to Buyer. Upon the Close of Escrow (as defined below in Paragraph 4.2), the Deposit shall be credited toward payment of the Purchase Price. Notwithstanding any provision set forth in this Agreement, One Hundred Dollars ($100.00) of the Deposit shall be non-refundable in all events (other than Seller’s default) and shall be paid to Seller in the event that this Agreement is terminated (other than due to Seller’s default) at any time prior to the Close of Escrow (the “Independent Consideration”). The Independent Consideration shall be applicable to the Purchase Price at Closing.

3.2 Cash Balance. Not less than one (1) business day prior to the Closing Date, Buyer shall deposit or cause to be deposited, with Escrow Holder, in immediately available funds, the balance of the Purchase Price (i.e., the Purchase Price less the Deposit), and such other funds as may be necessary in accordance with the terms hereof to pay for Buyer’s share of closing costs and charges set forth in Paragraph 10 below and Buyer’s share of prorations set forth on the Proration and Expense Schedule (as defined below in Paragraph 11) payable pursuant to this Agreement.

4. Escrow.

4.1 Opening of Escrow. For the purposes of this Agreement, the Escrow shall be deemed opened (“Opening of Escrow”) on the date Escrow Holder receives an original of this Agreement fully executed by Buyer and Seller, which shall occur no later than two (2) business days after this Agreement is executed and delivered by the parties. Escrow Holder shall promptly notify Buyer and Seller in writing of the Opening of Escrow. Buyer and Seller agree to execute, deliver and be bound by any reasonable or customary supplemental escrow instructions or other instruments reasonably required by Escrow Holder to consummate the transaction contemplated by this Agreement; provided, however, that no such instruments shall be inconsistent or in conflict with, amend or supersede any portion of this Agreement. If there is any conflict or inconsistency between the terms of such instruments and the terms of this Agreement, then the terms of this Agreement shall control. Pursuant to Section 6045 of the Internal Revenue Code of 1986, as amended, Escrow Holder shall be designated the “closing agent” hereunder and shall be solely responsible for complying with the Tax Reform Act of 1986, as amended, with regard to reporting all settlement information to the Internal Revenue Service.

4.2 Close of Escrow. For purposes of this Agreement, the “Close of Escrow” or the “Closing” shall be the date that the Deed (as defined below in Paragraph 9.1.1) is recorded in the Official Records of the County (the “Official Records”); provided that Buyer may request a gap closing, and if so requested then Seller shall reasonably cooperate and provide the Title Company and Escrow Holder with such commercially reasonable documents as are customarily required from a seller for a gap closing, and the “Close of Escrow” shall be deemed to be the date of such gap closing, notwithstanding that the actual recordation of the Deed may occur subsequently. Unless changed in writing by Buyer and Seller, the Close of Escrow shall occur on the Closing Date. Notwithstanding anything to the contrary contained in this Agreement, Seller shall have the right (but not the obligation), at Seller’s sole election, to extend the Closing Date up to a maximum of ten (10) additional business days if the condition set forth in Paragraph 7.4 is not timely satisfied by delivering written notice of such election to extend to Buyer and Escrow Holder at least ten (10) days prior to the then scheduled Closing Date.

5. Condition of Title. Title to the Property shall be conveyed to Buyer by the Deed subject to the following conditions of title to the extent approved by Buyer after Buyer’s review of same during the Contingency Period (collectively, the “Approved Title Conditions”).

5.1 Taxes. A lien to secure payment of real estate taxes not delinquent and a lien for any assessments not yet due and payable.

5.2 Approved Matters. Matters affecting the Property created by or with the written consent of Buyer.

5.3 Additional Matters. Exceptions that are disclosed by the Report (as defined below in Paragraph 7.1) and that are approved or deemed approved by Buyer in accordance with the terms of Paragraph 7.1.

5.4 Survey Matters. All matters that would be revealed or disclosed in an accurate survey or inspection of the Real Property.

5.5 Laws. All governmental laws, ordinances, rules and regulations affecting the Property.

6. Buyer’s Title Insurance. At the Close of Escrow, the Title Company shall issue to Buyer its standard Owner’s Policy of Title Insurance (“Title Policy”) in the amount of the Purchase Price showing title to the Property vested in Buyer and subject to the Approved Title Conditions. Buyer shall have the right, at its sole expense (as to the difference between the cost of standard and extended coverage) , to request and obtain an ALTA extended coverage policy of title insurance and any binder(s), and if so requested then the term “Title Policy” shall mean such extended coverage Owner’s Policy of Title Insurance and such binder(s), and such additional coverage(s) shall be a condition precedent to Buyer’s obligation to close this transaction so long as Buyer timely complies with the Title Company’s requirements for such additional coverage(s), but the additional coverage(s) shall not otherwise excuse or delay any of Buyer’s obligations under this Agreement. Buyer shall have sole responsibility for obtaining, and bearing the cost of, any survey required by the Title Company. Seller will promptly provide Buyer with a copy of any existing survey in Seller’s possession or control in order to facilitate and expedite Buyer obtaining a new or updated survey.

7. Conditions Precedent to the Close of Escrow for the Benefit of Buyer. The Close of Escrow and Buyer’s obligation to consummate the transaction contemplated by this Agreement are subject to the timely satisfaction or written waiver of the following conditions precedent for Buyer’s benefit by the dates designated below:

7.1 Title.

7.1.1 Buyer shall have approved the legal description of the Land and any matters of title disclosed by the following documents (collectively, the “Title Documents”) prepared and delivered to Buyer by Chicago Title Company (the “Title Company”): (a) a standard preliminary title report prepared and issued by the Title Company with respect to the Real Property (the “Report”); (b) legible and complete copies of all recorded documents referred to in the Report; and (c) to the extent in Seller’s possession or control, Seller’s most current copy of an ALTA survey of the Real Property. Seller shall cause Title Company to deliver to Buyer the Title Documents within three (3) days after the Opening of Escrow. Buyer shall have until 5:00 p.m. Pacific time on the Contingency Date to deliver to Seller written notice (“Buyer’s Title Notice”) of Buyer’s disapproval or conditional approval of any matters shown in or disclosed by the Title Documents. Buyer’s failure to timely deliver Buyer’s Title Notice shall be deemed to constitute Buyer’s approval of all matters of title shown or disclosed in the Report. If Buyer timely delivers to Seller Buyer’s Title Notice, then Seller shall have the right, but not the obligation, to indicate which matters, if any, identified in Buyer’s Title Notice will be satisfied or cured by the Closing Date by delivering written notice thereof to Buyer (“Seller’s Title Notice”) within two (2) business days after Seller’s receipt of Buyer’s Title Notice; Seller’s Title Notice, if any, must explain with reasonable specificity the manner in which Seller intends to cure the disapproved item (e.g., by obtaining and recording necessary documents to remove the matter of record, by purchasing endorsement coverage, etc.). Seller’s failure to deliver Seller’s Title Notice shall be deemed to constitute Seller’s election not to satisfy or cure any of the matters set forth in Buyer’s Title Notice. If Seller delivers Seller’s Title Notice (or deemed notice) to Buyer, Buyer shall have until five (5) business days following receipt of Seller’s Title Notice (“Buyer’s Response Date”) to deliver written notice to Seller (“Buyer’s Response Notice”) either (y) approving Seller’s Title Notice (or deemed notice), in which case Seller shall satisfy or cure, as applicable, the matters set forth in Seller’s Title Notice in the manner set forth therein, if applicable, and the matters set forth in Buyer’s Title Notice which are not addressed in Seller’s Title Notice shall be deemed to constitute Approved Title Conditions, or (z) disapproving Seller’s Title Notice (or deemed notice), in which case this Agreement shall terminate, Escrow Holder shall promptly refund the Deposit (less one-half of any title and escrow cancellation charges) and neither party hereunder shall have any further obligations or liabilities under this Agreement, except as specifically set forth herein. If Seller in its sole discretion elects to cure any matters set forth in Buyer’s Title Notice in the manner described in Seller’s Title Notice and as reasonably approved by Buyer, then Seller shall have until the Closing Date to use commercially reasonable efforts to do so, provided failure to accomplish the cure despite such efforts shall in no way be deemed a default by Seller hereunder. If such cure cannot be accomplished within such time, and Buyer has not waived its objections by the Closing Date, this Agreement shall terminate, the Deposit shall be returned to Buyer and neither party shall have any further obligations under this Agreement except as specifically set forth in this Agreement. Buyer’s failure to timely notify Seller in writing on or before 5:00 p.m. (Pacific time) on Buyer’s Response Date of its disapproval of any matters set forth in Seller’s Title Notice (or deemed notice) shall be deemed Buyer’s election to waive its title objections. Notwithstanding anything to the contrary contained in this Paragraph 7.1, Seller shall be obligated to take such actions as may be reasonably required by the Title Company to enable the Title Company to commit to issue the Title Policy to Buyer for the Property without exception for any of the following matters affecting the Property (a) mortgage or deed of trust or any other similar encumbrance, (b) mechanic’s liens, (c) judgment liens, and (d) delinquent property taxes (collectively, the “Monetary Liens”); provided that if Seller intends to eliminate the Monetary Liens by any means other than payment in full and recordation or filing of appropriate releases, satisfactions or reconveyances, Seller shall notify Buyer of such means prior to such elimination and Buyer shall have the right to reasonably approve or disapprove such means of elimination. Seller and Buyer hereby agree that, if necessary, the Closing Date shall be extended on a day-by-day basis to provide sufficient time for the time periods set forth in this Paragraph 7.1.1 to run.

7.1.2 Notwithstanding the foregoing to the contrary, if the Title Company amends or updates the Title Report (other than any amendment or update relating to items arising solely out of or related solely to the acts or omissions of Buyer or its agents, partners, affiliates, successors, assigns, employees, consultants, contractors or subcontractors) (each, a “Title Report Update”) and any Title Report Update first discloses any additional item, not previously disclosed to, or actually known by, Buyer, that adversely affects title to, the current or contemplated use of, or condition of the Property (a “New Exception”), Buyer shall have five (5) business days after Buyer’s receipt of such Title Report Update to review and approve or disapprove of the New Exception upon the same terms and conditions provided above in connection with the Title Documents, and Seller shall have the option, but not the obligation, to cure any such objections to the New Exception upon the same terms and conditions provided above in connection with the Title Documents; it being acknowledged, however, that if Seller is unable or unwilling to satisfy Buyer’s objections to any New Exception, then Buyer shall have the right, at Buyer’s option, via delivery of written notice thereof to Seller, to either (i) waive the unsatisfied objections to the New Exception, in which event those unsatisfied objections shall become Approved Title Conditions, or (ii) terminate this Agreement. If Buyer does not give written notice of its objection to any New Exception within said five (5) business-day period, or notice of its election to terminate this Agreement within five (5) business days after receipt of Seller’s response, if any, thereto, Buyer shall be deemed to have approved the New Exception. If Buyer terminates the Agreement pursuant to the terms of this Paragraph 7.1.2, the Deposit shall be returned to Buyer and neither party shall have any further obligations under this Agreement except as specifically set forth in this Agreement. Seller and Buyer hereby agree that, if necessary, the Closing Date shall be extended on a day-by-day basis to provide sufficient time for the time periods set forth in this Paragraph 7.1.2 to run.

7.2 Physical Inspections and Studies. Subject to Paragraph 14 below, Buyer shall have the right to approve or disapprove, in Buyer’s sole discretion, the results of Buyer’s inspections, investigations, tests and studies, including, without limitation, investigations with regard to zoning, building codes and other governmental regulations, architectural inspections, engineering tests, and soils, seismic and geologic reports with respect to the Property, inspections of all or any portion of the Improvements (including, without limitation, structural, mechanical and electrical systems, roofs, pavement, landscaping and public utilities), and any other physical inspections (including, without limitation, environmental matters) and/or investigations (collectively, the “Tests”) as Buyer may elect to make or obtain in accordance with the terms of this Agreement by delivering written notice thereof to Seller and Escrow Holder on or before 5:00 p.m. Pacific time on the Contingency Date. Seller acknowledges and agrees that Buyer may contact appropriate governmental departments and agencies to determine the status of entitlements, permits, improvements, grandfathered improvements, exemptions and other such matters concerning the Property which are a matter of public record, provided that neither Buyer nor Buyer’s representatives shall attend meetings with a city planning staff without affording Seller the opportunity to have a representative present for such meeting. Further, Buyer shall provide Seller with copies of all written communications to governmental agencies with respect to all inquiries made pursuant to this Paragraph 7.2. Nothing herein shall require Buyer to notify Seller or provide Seller with copies of requests for counter checks of public records.

7.3 Review and Approval of Materials. No later than five (5) business days after the Execution Date, Seller shall deliver to Buyer, or shall make available to Buyer for downloading from a website, any documents (other than the Excluded Materials [as defined below]), in the possession or control of Seller, relating to the physical or environmental condition of the Property, service contracts for the Property, as well as those additional materials set forth on Exhibit F, to the extent in the possession or control of Seller (collectively, the “Materials”), provided that with respect to any Materials pertaining to the environmental condition, geotechnical matters and/or soil conditions at the Property, Seller shall deliver to Buyer or make such Materials available no later than three (3) business days after the Execution Date. Except for the express representations and warranties of Seller set forth in this Agreement, Seller makes no representations or warranties of any kind whatsoever to Buyer as to the accuracy or completeness of the content of the Materials or any other information delivered to or made available to Buyer pursuant to this Agreement, and Seller shall not have any liability or responsibility to Buyer with respect to the accuracy or completeness of any of the Materials or other information or based upon or arising out of any use Buyer may make of the Materials or other information. For purposes of this Agreement, the term “Excluded Materials” shall mean any appraisals, internal reports, valuations, other offers or agreements relating to the acquisition or sale of the Property, economic evaluations of the Property, documents pertaining to Seller’s entity, reports regarding the Property prepared by Seller or any affiliate of Seller for the internal use or for the information of the investors in Seller, and any other proprietary information not relating to the physical condition of the Property. Buyer acknowledges that it has no right to review any of the Excluded Materials. For purposes hereof, matters shall be deemed to be within Seller’s “possession” or “control” if the particular item is in the possession of any of Seller’s principals, officers, employees or property manager.

7.4 Association Estoppel Certificate. Buyer shall have received and approved in writing an estoppel certificate (“Association Estoppel Certificate”) prior to the Contingency Date, duly executed by Valencia Commerce Center Association, Inc., a California corporation (the “Association”). The Association Estoppel Certificate shall be substantially in the form of Exhibit G or otherwise in a form reasonably acceptable to Buyer. To the extent the original is received by Seller, Seller shall deliver the original executed Association Estoppel Certificate to Buyer no later than two (2) business days prior to the Closing Date, and the original shall not differ in any material fashion from the signed copy previously approved by Buyer, unless Buyer approves such changes in its sole discretion. Seller shall use commercially reasonable efforts to obtain the Association Estoppel Certificate as provided herein, including, without limitation, promptly paying any fees charged by the Association in connection therewith; provided, however, if despite using such commercially reasonable efforts, Seller is unable to obtain and deliver to Buyer the Association Estoppel Certificate in accordance herewith, Seller shall not be in default under this Agreement, and Buyer’s sole remedy shall be to terminate this Agreement upon written notice to Seller and Escrow Holder, and Escrow Holder shall be authorized and is hereby directed to return the Deposit (less one-half any title and escrow cancellation charges) to Buyer without any further consent or approval from Seller.

7.5 Representations and Warranties. Subject to any Representation Matters (as defined in Paragraph 13.1) discovered by Buyer or Seller, all representations and warranties of Seller contained in Paragraph 13.1 of this Agreement shall be true and correct in all material respects as of the Execution Date and as of the Close of Escrow with the same effect as if those representations and warranties were made at and as of the Close of Escrow.

7.6 Seller’s Deliveries. At least one (1) business day prior to the Closing Date, Seller shall have delivered to Escrow Holder the documents described in Paragraph 9.1.

7.7 Covenants. By the Closing Date, Seller shall not be in material default in the performance of any material covenant or agreement to be performed by Seller under this Agreement, and Seller shall surrender the Property vacant of individuals or entities (i.e., free of any occupants) in substantially the same condition as approved by Buyer as of the Contingency Date.

7.8 Title Policy. The Title Company shall be irrevocably committed to issue the Title Policy effective as of the Closing, subject only to the Approved Title Conditions.

7.9 No Material Change. As of the Closing Date, there shall have been no material adverse changes in the use, occupancy, tenants, title, or condition of the Property that occurs after the Execution Date and that after Closing may adversely affect the value of the Property or the ability of Buyer to operate the Property (“Material Change”). Seller shall notify Buyer of any Material Change promptly after Seller obtains actual knowledge of same.

7.10 Approval/Disapproval. If, prior to the Contingency Date, Buyer determines that it is dissatisfied, in Buyer’s sole and absolute discretion, with any aspects of the Property and/or its condition or suitability for Buyer’s intended use, or with any of the Materials, then Buyer may terminate this Agreement and the Escrow created pursuant hereto by delivering written notice to Seller and Escrow Holder on or before the Contingency Date of Buyer’s election to terminate (the “Disapproval Notice”), in which event (i) this Agreement and the Escrow created pursuant hereto shall terminate and be of no further force or effect (except for those obligations which expressly survive any such termination), and (ii) Escrow Holder shall return to Buyer the Deposit and all interest accrued thereon (less Buyer’s share of escrow cancellation charges). Seller acknowledges that if Buyer terminates this Agreement for any reason prior to the Contingency Date, Escrow Holder shall be authorized and is hereby directed to return the Deposit to Buyer without any further consent or approval from Seller. If Buyer fails to deliver the Disapproval Notice to Seller and Escrow Holder on or before the Contingency Date, such failure shall constitute Buyer’s election to proceed with the transaction contemplated by this Agreement. Except as provided in Paragraph 7.1 with respect to certain Title Matters and Monetary Liens, and except as may be otherwise agreed by the parties in writing, Seller shall have no right or obligation to cure any matter disapproved by Buyer.

The conditions set forth in this Paragraph 7 are solely for the benefit of Buyer and may be waived only by Buyer. Buyer shall at all times have the right to waive any condition. Except as expressly provided otherwise in this Agreement, nothing contained in this Agreement shall require Seller to bring any suit or other proceeding or to pay any substantial sum, to satisfy any of such conditions. If any of the conditions in this Paragraph 7 is not timely satisfied or waived by Buyer, Buyer shall deliver written notice to Escrow Holder and Seller on or before the applicable date relating to such condition and describing the condition that has not been satisfied or waived, and unless such failure is due to a material default by Seller in which case the provisions of Paragraph 15 of this Agreement shall apply, Buyer shall have the right by such notice to terminate this Agreement and the Escrow. If Buyer timely terminates this Agreement in accordance with the foregoing, the Deposit, or such portion thereof that has theretofore been deposited by Buyer with Escrow Holder (less one-half of any escrow and title cancellation fees and costs) shall be refunded to Buyer, all documents deposited into Escrow shall be returned to the party depositing such documents, and neither party shall have any further rights or obligations under this Agreement, except for those rights or obligations which expressly survive the termination of this Agreement. If Buyer does not timely deliver written notice of such failed conditions, Buyer shall be deemed to have waived the same.

8. Conditions Precedent to the Close of Escrow for the Benefit of Seller. The Close of Escrow and Seller’s obligations with respect to the transaction contemplated by this Agreement are subject to the timely satisfaction or written waiver of the following conditions precedent for Seller’s benefit by the dates designated below:

8.1 Buyer’s Deliveries. At least one (1) business day prior to the Closing Date, Buyer shall have delivered to Escrow Holder the funds and documents described in Paragraph 9.2.

8.2 Representations and Warranties. All representations and warranties of Buyer contained in Paragraph 13.2 of this Agreement shall be true and correct in all material respects as of the date made and as of the Close of Escrow with the same effect as if those representations and warranties were made at and as of the Close of Escrow.

8.3 Covenants. By the Closing Date, Buyer shall not be in material default in the performance of any material covenant or agreement to be performed by Buyer under this Agreement.

The conditions set forth in this Paragraph 8 are solely for the benefit of Seller and may be waived only by Seller. Seller shall at all times have the right to waive any condition. Any such waiver or waivers shall be in writing and shall be delivered to Buyer and Escrow Holder. If any of the conditions in this Paragraph 8 is not satisfied or has not been so waived by Seller prior to the scheduled Closing Date, Seller shall deliver written notice to Buyer describing the condition that has not been satisfied or waived, and if such condition remains unsatisfied as of the scheduled Closing Date, then, subject to the provisions of Paragraph 15 of this Agreement, if applicable, Seller shall have the right to terminate this Agreement and the Escrow by written notice to Buyer and Escrow Holder. If Seller terminates this Agreement in accordance with the foregoing, the Deposit shall be paid over to Buyer (unless Buyer is in default under the terms of this Agreement, in which event Paragraph 15.1 shall apply), all documents deposited into Escrow shall be returned to the party depositing such documents, and neither party shall have any further rights or obligations under this Agreement, except for those rights or obligations which expressly survive the termination of this Agreement.

9. Deliveries to Escrow Holder.

9.1 Deliveries by Seller. At least one (1) business day prior to the Close of Escrow, Seller shall deposit or cause to be deposited with Escrow Holder the following documents and instruments:

9.1.1 Deed. Seller shall deliver to Escrow Holder a grant deed, or deeds, in the event Buyer elects to assign any Parcel(s) as provided herein, in the form attached as Exhibit C, duly executed by Seller and acknowledged (“Deed”).

9.1.2 FIRPTA. Seller shall deliver to Escrow Holder one (1) or more, if Buyer elects to assign any Parcel(s) as provided herein, Transferor’s Certification of Non-Foreign Status in the form attached as Exhibit D, duly executed by Seller and a California Form RE-593 duly executed by Seller (collectively, “FIRPTA Certificate”).

9.1.3 Reserved.

9.1.4 General Assignment. Seller shall deliver to Escrow Holder four (4) original counterparts of a General Assignment and Bill of Sale in the form attached hereto as Exhibit E (“General Assignment”), duly executed by Seller, and in the event Seller assigns any Parcel(s) as provided herein, Seller shall execute such additional General Assignment(s) to such assignees, as reasonably required to effectuate the assignment to such entities.

9.1.5 Association Estoppel Certificate. To the extent received by and in the possession of Seller, Seller shall deliver to Escrow Holder the original executed Association Estoppel Certificate, which shall be in form and substance as provided in Paragraph 7.4 above (and subject to the terms thereof).

9.1.6 Reserved.

9.1.7 Reserved.

9.1.8 Organization and Authority Documents. Evidence reasonably satisfactory to the Title Company respecting the due organization of Seller and the due authorization and execution by Seller of this Agreement and the documents required to be delivered hereunder; Buyer shall be entitled to receive copies of such documents.

9.1.9 Title Documents. Documents reasonably required by the Title Company in order to issue the Title Policy to Buyer, including without limitation an Owner’s Declaration, and documents required to remove or cure any disapproved title matters which Seller is obligated to or has elected to cure.

9.1.10 Other Documents. Further documents as may be reasonably required by Escrow Holder or the Title Company which are customarily required to consummate the transactions hereunder, including without limitation signed estimated closing statement.

9.2 Deliveries by Buyer. At least one (1) business day prior to the Close of Escrow, Buyer shall deposit or cause to be deposited with Escrow Holder the following:

9.2.1 Funds. Buyer shall deliver to Escrow Holder funds which are to be applied toward payment of the Purchase Price in the amounts and at the times designated above in Paragraph 3 (as adjusted by the Proration and Expense Schedule).

9.2.2 Reserved.

9.2.3 General Assignment. Buyer shall deliver to Escrow Holder four (4) original counterparts of the General Assignment duly executed by Buyer or the applicable assignee thereunder, as applicable.

9.2.4 Organization and Authority Documents. Evidence reasonably satisfactory to the Title Company respecting the due formation of Buyer, or any assignee hereunder, and the due authorization and execution by Buyer of this Agreement and the documents required to be delivered hereunder; Seller shall be entitled to receive copies of such documents.

9.2.5 Other Documents. Further documents as may be reasonably required by Escrow Holder or the Title Company which are customarily required to consummate the transactions hereunder, including without limitation signed estimated closing statement.

10. Costs and Expenses. If the transaction contemplated by this Agreement is consummated, then Seller shall bear the following costs and expenses: (A) one-half (1/2) of Escrow Holder’s fees; (B) documentary transfer taxes and any local transfer taxes payable in connection with the recording of the Deed; (C) the premium for a standard coverage owner’s policy of title insurance in the amount of the Purchase Price, and the cost of any endorsements or other charges for items which Seller may elect or is required to cure pursuant to Paragraph 7.1; and (D) Seller’s share of prorations. If the transaction contemplated by this Agreement is consummated, then Buyer shall bear the following costs and expenses: (W) all costs of the Title Policy in excess of the portion of the premium and cure costs described in (C) above, including any cost attributable to ALTA coverage, if any, the cost of any survey and the cost of any other endorsements to the Title Policy; (X) all document recording charges; (Y) one-half (1/2) of Escrow Holder’s fees; and (Z) Buyer’s share of prorations. If, as a result of no fault of Buyer or Seller, Escrow fails to close, Buyer and Seller shall share equally all of Escrow Holder’s fees and charges; however, if the transaction fails to close as the result of the default of either party, then such defaulting party shall bear all Escrow Holder’s fees and expenses. Buyer shall bear all costs associated with its due diligence inspections regarding the Property. Subject to the provisions of Paragraph 18 below, each party shall bear the cost of its own attorneys and consultants. All other costs and expenses shall be allocated between Buyer and Seller in accordance with the customary practice of the City and County for transactions of this type.

11. Prorations. All revenues and expenses relating to the Property, including without limitation, real property taxes and assessments, utility charges and the like, shall be prorated on an accrual basis as of the Close of Escrow. Such proration shall be made as of 12:01 a.m. midnight (Pacific time) on the Closing Date (the “Proration Time”). If the parties are unable to obtain final meter readings from all applicable meters as of the Close of Escrow, such expenses shall be reasonably estimated as of the Close of Escrow on the basis of the prior operating history of the Property. All monthly prorations shall be calculated on actual days of the applicable month and all annual prorations shall be calculated based on a 365-day year. Not less than five (5) business days prior to the Close of Escrow, Seller and Buyer shall agree upon a schedule of expenses and prorations (“Proration and Expense Schedule”). If any prorations, apportionments or computations made under this Paragraph 11 shall require final adjustment because the information is unavailable at the Proration Time, then the parties shall make the appropriate adjustments promptly when accurate information becomes available and either party hereto shall be entitled to an adjustment to correct the same. Such adjustments shall be made as soon as complete and accurate information becomes available, but in all events no later than one hundred eighty (180) days after the Closing. Any corrected adjustment or proration shall be paid promptly in cash to the party entitled thereto. The obligations of the parties under this Paragraph 11 shall survive the Close of Escrow for six (6) months and shall not merge with the Deed.

12. Disbursements and Other Actions by Escrow Holder. Upon the Close of Escrow, Escrow Holder shall promptly undertake all of the following in the manner and order set forth.

12.1 Disburse Funds. Escrow Holder shall credit all matters addressed in Paragraphs 3 and 10 and prorate all matters addressed in Paragraph 11 based upon the Proration and Expense Schedule and disburse the balance of the Purchase Price to Seller promptly upon the Close of Escrow and remaining funds, if any, to Buyer.

12.2 Recording. Escrow Holder shall cause the Deed and any other documents which the parties hereto may mutually direct, to be recorded in the Official Records and obtain conformed copies thereof for distribution to Buyer and Seller.

12.3 Documents to Seller. Escrow Holder shall disburse to Seller two (2) originals of the General Assignment, one (1) conformed copy of the Deed and any other recorded documents, and one (1) original of any other document executed in connection with the Closing.

12.4 Documents to Buyer. Escrow Holder shall deliver to Buyer the original FIRPTA Certificate executed by Seller, one (1) original of the Association Estoppel Certificate, two (2) originals of the General Assignment, one (1) conformed copy of the Deed and any other recorded documents, and one (1) original of any other document executed in connection with the Closing.

12.5 Title Company. Escrow Holder shall direct the Title Company to issue the Title Policy to Buyer.

12.6 Reserved.

13. Representations and Warranties.

13.1 Seller’s Representations and Warranties. In consideration of Buyer entering into this Agreement and as an inducement to Buyer to buy the Property, Seller makes the following representations and warranties, each of which is material and is being relied upon by Buyer (and the truth and accuracy of which shall constitute a condition precedent to Buyer’s obligations hereunder). The term “to Seller’s knowledge” or words of similar effect when used in this Agreement shall mean the actual, then current knowledge of Richard Dow and David Thomson (collectively, “Seller’s Knowledge Party”) (the individuals within Seller’s organization most knowledgeable with respect to the Property and the representations and warranties set forth herein) after reasonable inquiry. In no event shall Seller’s Knowledge Party have any personal liability in connection herewith.

13.1.1 Power. Seller has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transaction contemplated by this Agreement.

13.1.2 Requisite Action. All requisite action (corporate, trust, partnership or otherwise) has been taken by Seller in connection with entering into this Agreement, the instruments referenced herein, and the consummation of the transaction contemplated by this Agreement. No consent of any partner, shareholder, trustee, trustor, beneficiary, creditor, investor, judicial or administrative body, governmental authority or other party is required for Seller to consummate the transaction contemplated by this Agreement.

13.1.3 Individual Authority. The individuals executing this Agreement and the instruments referenced herein on behalf of Seller and the partners of Seller, if any, have the legal power, right, and actual authority to bind Seller to the terms and conditions hereof and thereof.

13.1.4 No Conflict. Neither the execution and delivery of this Agreement and the documents and instruments referenced herein, nor the occurrence of the obligations set forth herein, nor the consummation of the transaction contemplated herein, nor compliance with the terms of this Agreement and the documents and instruments referenced herein conflict with or result in the breach of any terms, conditions or provisions of, or constitute a default under, any bond, note, or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease or other agreement or instrument to which Seller is a party or affecting the Property.

13.1.5 Bankruptcy. Seller has not (a) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (b) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator, or similar official in any federal, state, or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, or (c) made an assignment for the benefit of creditors. Seller is not a debtor in any bankruptcy proceeding, voluntary or involuntary.

13.1.6 Intentionally Deleted.

13.1.7 Litigation. To Seller’s knowledge, there is no litigation pending or threatened in writing, against Seller or relating to the Property.

13.1.8 Eminent Domain. There is no pending or, to Seller’s actual knowledge, threatened in writing proceeding against the Property in eminent domain.

13.1.9 Violation of Law. To Seller’s knowledge, the Property is not currently in violation of any applicable laws, ordinances or regulations, including laws regarding the environmental condition of the Property.

13.1.10 Prohibited Persons and Transactions. Neither Seller nor any of its affiliates, nor any of their respective members, and none of their respective officers or directors is, nor prior to Closing or the earlier termination of this Agreement, will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated Blocked Persons List) or under any U.S. statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism) or other governmental action and is not and prior to Closing or the earlier termination of this Agreement will not engage in any dealings or transactions with or be otherwise associated with such persons or entities.

13.1.11 Hazardous Materials. To Seller’s knowledge, and except as otherwise disclosed in the Materials (including in Seller’s Environmental Reports, as defined in Paragraph 22.18), Seller has not released hazardous substances on the Property in violation of applicable environmental laws, has no actual knowledge of any past or present presence or existence of hazardous materials on, under or about the Property by any other party in violation of applicable environmental laws, and Seller has received no written notice of any failure of the Seller or the Property to comply with any applicable governmental requirements in respect of any environmental laws.

13.1.12 Materials. Seller makes no representations or warranties with respect to any Materials prepared by or delivered by third parties (including, without limitation, any consultants hired by Seller to prepare any such Materials). With respect to those Materials which constitute internal books, records and/or reports prepared by Seller for its own use and for reporting purposes to Seller’s lenders (collectively, “Seller’s Reports”), Seller represents and warrants to Buyer that to Seller’s knowledge, each of Seller’s Reports are true and complete copies of those particular Seller’s Reports generated by or for Seller (for the periods covered therein, or as of the dates thereof) and are being used in the ordinary course of Seller’s business.

13.1.13 Insurance. Seller presently maintains and shall maintain through the Closing Date only a policy of casualty insurance providing so-called “all-risk” coverage for the full replacement value of the Improvements.

13.1.14 No Sale Agreements, Options or Leases. Seller has not entered into any executory contracts for the sale, lease or occupancy of the Property (except for those contracts which have been terminated), and there do not exist any rights of first refusal or options to purchase the Property, or Leases, licenses or occupancy agreements affecting the Property.

13.1.15 Contracts. As of the Execution Date, the only Service Contracts pertaining to or affecting the Property are as set forth in a schedule to be included as part of the Materials. Except as otherwise expressly disclosed to Buyer in writing, no contracts (other than the Assumed Contracts) will affect the Property after the Closing, except for contracts which are terminable at no cost on no more than thirty (30) days’ notice.

The representations and warranties of Seller set forth in this Paragraph 13.1 shall survive the Close of Escrow for a period of nine (9) months (the “Survival Period”), but not thereafter, it being the intention of the parties that all suits or actions for breach of any such representations and warranties must be commenced, if at all, within said nine (9) months of the Close of Escrow or they shall be forever barred. Notwithstanding the foregoing, if, prior to the Closing Date, Buyer or Seller should learn, discover or become aware of any existing or new item, fact or circumstance which renders a representation or warranty of Seller set forth herein incorrect or untrue in any material respect (collectively, the “Representation Matter”), then the party who has learned, discovered or become aware of such Representation Matter shall promptly give written notice thereof to the other party and Seller’s representations and warranties shall be automatically limited to account for the Representation Matter. If, prior to the Closing Date, Buyer discovers or is notified of a Representation Matter, then, subject to Paragraph 15.2 (if applicable), Buyer shall have the right, as its sole remedy to terminate this Agreement and obtain a refund of the Deposit by providing written notice thereof to Seller prior to the Closing Date. Upon such termination, neither party hereunder shall have any further obligations or liabilities under this Agreement except as specifically set forth herein. If Buyer does not timely terminate this Agreement, then Seller’s representations and warranties shall be automatically limited to account for the Representation Matter, Buyer shall be deemed to have waived Buyer’s right to pursue any remedy for breach of the representation or warranty made untrue on account of such Representation Matter, and the parties shall proceed to the Close of Escrow.

13.2 Buyer’s Representations and Warranties. In consideration of Seller entering into this Agreement and as an inducement to Seller to sell the Property, Buyer makes the following representations and warranties, each of which is material and is being relied upon by Seller (and the truth and accuracy of which shall constitute a condition precedent to Seller’s obligations hereunder).

13.2.1 Power. Buyer has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transaction contemplated by this Agreement.

13.2.2 Requisite Action. All requisite action (corporate, trust, partnership or otherwise) has been taken by Buyer in connection with entering into this Agreement and the instruments referenced herein; and, by the Close of Escrow all such necessary action will have been taken to authorize the consummation of the transaction contemplated by this Agreement. By the Close of Escrow no additional consent of any partner, shareholder, trustee, trustor, beneficiary, creditor, investor, judicial or administrative body, governmental authority or other party shall be required for Buyer to consummate the transaction contemplated by this Agreement.

13.2.3 Individual Authority. The individuals executing this Agreement and the instruments referenced herein on behalf of Buyer have the legal power, right, and actual authority to bind Buyer to the terms and conditions hereof and thereof.

13.2.4 No Conflict. Neither the execution and delivery of this Agreement and the documents and instruments referenced herein, nor the occurrence of the obligations set forth herein, nor the consummation of the transaction contemplated herein, nor compliance with the terms of this Agreement and the documents and instruments referenced herein conflict with or result in the material breach of any terms, conditions or provisions of, or constitute a default under, any bond, note, or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease or other agreement or instrument to which Buyer is a party.

13.2.5 Bankruptcy. Buyer has not (a) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (b) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator, or similar official in any federal, state, or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, or (c) made an assignment for the benefit of creditors.

13.2.6 Prohibited Persons and Transactions. Neither Buyer nor any of its affiliates, nor any of their respective members, and none of their respective officers or directors is, nor prior to Closing or the earlier termination of this Agreement, will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated Blocked Persons List) or under any U.S. statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism) or other governmental action and is not and prior to Closing or the earlier termination of this Agreement will not engage in any dealings or transactions with or be otherwise associated with such persons or entities.

13.2.7 Acknowledgement With Respect to Energy Disclosure. Buyer acknowledges that Seller intends to deliver with the Materials a Data Verification Checklist (as such term is defined in California Code of Regulations, Title 20, Section 1681) for the Property, and to the extent California Public Resource Code § 25402.10 and the disclosure regulations issued in connection therewith (e.g., California Code of Regulations, Title 20, Sections 1680 – 1684) currently have any applicability, Buyer waives any requirement that such Data Verification Checklist be delivered prior to the execution of this Agreement.

13.2.8 As-Is/Release. AS A MATERIAL INDUCEMENT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY SELLER AND THE PERFORMANCE BY SELLER OF ITS DUTIES AND OBLIGATIONS HEREUNDER, BUYER DOES HEREBY ACKNOWLEDGE, REPRESENT, WARRANT AND AGREE, TO AND WITH THE SELLER, THAT, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THE DOCUMENTS TO BE DELIVERED BY THE PARTIES AT CLOSING (THE “CLOSING DOCUMENTS”) AND IN THIS AGREEMENT (INCLUDING WITHOUT

LIMITATION IN PARAGRAPH 13.1 AND, WITH RESPECT TO THE REPRESENTATIONS AND WARRANTIES CONTAINED THEREIN, FOR THE DURATION THEREOF) (ALL SUCH MATTERS COLLECTIVELY, THE “EXCEPTIONS”), (A) BUYER IS PURCHASING THE PROPERTY IN AN “AS-IS” CONDITION AS OF THE DATE OF THE CLOSE OF ESCROW WITH RESPECT TO ANY FACTS, CIRCUMSTANCES, CONDITIONS AND DEFECTS; (B) SELLER HAS NO OBLIGATION TO BUYER TO REPAIR OR CORRECT ANY SUCH FACTS, CIRCUMSTANCES, CONDITIONS OR DEFECTS OR COMPENSATE BUYER FOR SAME; (C) BY THE CLOSE OF ESCROW, BUYER SHALL HAVE UNDERTAKEN ALL SUCH PHYSICAL INSPECTIONS AND EXAMINATIONS OF THE PROPERTY AS BUYER DEEMS NECESSARY OR APPROPRIATE UNDER THE CIRCUMSTANCES, AND THAT BASED UPON SAME, BUYER IS AND WILL BE RELYING STRICTLY AND SOLELY UPON SUCH INSPECTIONS AND EXAMINATIONS AND THE ADVICE AND COUNSEL OF ITS AGENTS AND OFFICERS, AND BUYER IS AND WILL BE FULLY SATISFIED THAT THE PURCHASE PRICE IS FAIR AND ADEQUATE CONSIDERATION FOR THE PROPERTY; (D) SELLER IS NOT MAKING AND HAS NOT MADE ANY WARRANTY OR REPRESENTATION WITH RESPECT TO ALL OR ANY PART OF THE PROPERTY (INCLUDING, BUT NOT LIMITED TO, ANY MATTERS CONTAINED IN DOCUMENTS MADE AVAILABLE OR DELIVERED TO BUYER IN CONNECTION WITH THIS AGREEMENT) AS AN INDUCEMENT TO BUYER TO ENTER INTO THIS ESCROW AND THEREAFTER TO PURCHASE THE PROPERTY OR FOR ANY OTHER PURPOSE; AND (E) BY REASON OF ALL OF THE FOREGOING, SUBJECT TO THE EXCEPTIONS AND EXCEPT AS PROVIDED BELOW, BUYER SHALL NOT SEEK RECOVERY FROM SELLER FOR ANY LOSS OR DAMAGE OCCASIONED BY ANY FACT, CIRCUMSTANCE, CONDITION OR DEFECT PERTAINING TO THE PROPERTY, INCLUDING WITHOUT LIMITATION THE PRESENCE OF ANY ASBESTOS CONTAINING MATERIAL, HAZARDOUS, TOXIC OR RADIOACTIVE WASTE, SUBSTANCE OR MATERIALS IN, ON, UNDER OR ABOUT THE PROPERTY, AND SUBJECT TO THE EXCEPTIONS AND EXCEPT AS PROVIDED BELOW, BUYER HEREBY EXPRESSLY RELEASES SELLER AND ALL OF ITS PARENTS, SUBSIDIARIES, AFFILIATES AND PARTNERSHIPS, OFFICERS, DIRECTORS, SHAREHOLDERS, PARTNERS, MEMBERS, AGENTS AND EMPLOYEES, AND THEIR RESPECTIVE SUCCESSORS, HEIRS AND ASSIGNS AND EACH OF THEM (INDIVIDUALLY AND COLLECTIVELY, THE “RELEASED PARTIES”) FROM ANY AND ALL RIGHTS AND CLAIMS AGAINST SELLER AND/OR THE RELEASED PARTIES WITH RESPECT TO THE PROPERTY (INCLUDING WITHOUT LIMITATION THE CONDITION, VALUATION, MARKETABILITY OR UTILITY OF THE PROPERTY AND ANY RIGHTS OF BUYER UNDER THE STATE OR FEDERAL COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT, AS AMENDED FROM TIME TO TIME, OR SIMILAR LAWS). SUBJECT TO THE EXCEPTIONS AND EXCEPT AS PROVIDED BELOW, BUYER ACKNOWLEDGES AND AGREES THAT THE FOREGOING RELEASE INCLUDES ALL RIGHTS AND CLAIMS OF BUYER AGAINST SELLER PERTAINING TO THE PROPERTY, WHETHER HERETOFORE OR NOW EXISTING OR HEREAFTER ARISING, OR WHICH COULD, MIGHT, OR MAY BE CLAIMED TO EXIST, OF WHATEVER KIND OR NATURE, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, LIQUIDATED OR UNLIQUIDATED, EACH AS THOUGH FULLY SET FORTH HEREIN AT LENGTH,

WHICH IN ANY WAY ARISE OUT OF, OR ARE CONNECTED WITH, OR RELATE TO, THE PROPERTY. SUBJECT TO THE EXCEPTIONS AND EXCEPT AS PROVIDED BELOW, THIS RELEASE INCLUDES CLAIMS OF WHICH BUYER IS PRESENTLY UNAWARE OF WHICH BUYER DOES NOT PRESENTLY SUSPECT TO EXIST WHICH, IF KNOWN BY BUYER, WOULD MATERIALLY AFFECT BUYER’S RELEASE TO SELLER. IN CONNECTION AND TO THE EXTENT PERMITTED BY LAW, SUBJECT TO THE EXCEPTIONS AND EXCEPT AS PROVIDED BELOW, BUYER HEREBY AGREES, REPRESENTS AND WARRANTS THAT BUYER REALIZES AND ACKNOWLEDGES THAT FACTUAL MATTERS NOW UNKNOWN TO IT MAY HAVE GIVEN OR MAY HEREAFTER GIVE RISE TO CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES WHICH ARE PRESENTLY UNKNOWN, UNANTICIPATED AND UNSUSPECTED, AND SUBJECT TO THE EXCEPTIONS AND EXCEPT AS PROVIDED BELOW, BUYER FURTHER AGREES, REPRESENTS AND WARRANTS THAT THE RELEASES HEREIN HAVE BEEN NEGOTIATED AND AGREED UPON IN LIGHT OF THAT REALIZATION AND THAT SUBJECT TO THE EXCEPTIONS AND EXCEPT AS PROVIDED BELOW, BUYER NEVERTHELESS HEREBY INTENDS TO RELEASE SELLER AND THE RELEASED PARTIES FROM ANY SUCH UNKNOWN CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES.

BUYER EXPRESSLY WAIVES THE BENEFITS OF SECTION 1542 OF THE CALIFORNIA CIVIL CODE, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

                /s/ HS

BUYER’S INITIALS

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING PROVISIONS, (I) BUYER SHALL BE ENTITLED TO BRINGS CLAIMS AGAINST SELLER TO THE EXTENT AND SUBJECT TO THE LIMITATIONS OTHERWISE SET FORTH IN THIS AGREEMENT OR IN ANY OF THE CLOSING DOCUMENTS, INCLUDING WITHOUT LIMITATION CLAIMS FOR BREACH OF SELLER’S REPRESENTATIONS AND WARRANTIES, DEFAULT UNDER THIS AGREEMENT, OR CLAIMS FOR INDEMNITY OR ATTORNEYS FEES, AND NOTHING HEREIN SHALL BE CONSTRUED TO WAIVE OR RELEASE SUCH RIGHTS, AND (II) NONE OF THE FOREGOING RELEASES BY BUYER SHALL BE APPLICABLE IN THE EVENT OF SELLER’S INTENTIONAL MISREPRESENTATION OR FAILURE TO DISCLOSE TO BUYER ANY MATERIAL FACT.

14. Access. Provided that Buyer is not in default of its obligations under this Agreement, then from and after the Opening of Escrow through the earlier of the termination of this Agreement or the Closing Date, Buyer, its agents, consultants, contractors and subcontractors shall have the right, at reasonable times upon at least twenty-four (24) hours prior notice to Seller and provided that Buyer has coordinated with Seller so as to afford Seller a reasonable opportunity to have a representative present at all such times, to enter upon the Property to conduct or make any and all non-intrusive and non-invasive inspections and Tests as may be necessary or desirable, subject to the limitations set forth below in this Paragraph 14. Notwithstanding the foregoing, Buyer and Seller have agreed that Buyer’s initial inspection and testing at the Property shall occur on January 3, 2017. The scope of any analysis which requires invasive or intrusive testing of all or any part of the Property shall be subject to: (a) the prior written approval of Seller, which Seller may withhold or condition in its sole discretion, (b) Seller’s receipt of written evidence that Buyer has procured the insurance required pursuant to this Paragraph 14, and (c) the requirement that Buyer dispose of all such test samples in accordance with applicable law and at no cost or liability to Seller. Other than customary Phase I testing, nothing herein shall authorize any subsurface testing or drilling on the Property by Buyer or its environmental consultant unless specifically approved in writing by Seller, which Seller may condition or deny in its sole discretion. Buyer shall obtain or cause its consultants to obtain (and provide evidence to Seller), at Buyer’s sole cost and expense, prior to commencement of any investigative activities on the Property, a policy of commercial general liability insurance covering any and all liability of Buyer and Seller with respect to or arising out of any investigative activities. Such policy of insurance shall be from an insurance company qualified in California and name Seller as an additional insured and shall be kept and maintained in force during the term of this Agreement and so long thereafter as necessary to cover any claims of damages suffered by persons or property resulting from any acts or omissions of Buyer, Buyer’s employees, agents, contractors, suppliers, consultants or other related parties. Such policy of insurance shall have liability limits of not less than Two Million Dollars ($2,000,000) combined single limit per occurrence for bodily injury, personal injury and property damage liability.

Buyer shall keep all documents and information received from Seller and/or its agents and the results of all of its inspections, studies, investigations, analysis, reports and the like confidential; provided, however, that Buyer and Seller shall have the right to disclose such information (1) in the case of Buyer, to Buyer’s employees, partners, lenders, consultants, and other third parties upon whom Buyer will rely upon or consult with in making acquisition decisions, (2) to the extent legally compelled to do so or to the extent required by legal or regulatory process or in connection with any litigation hereunder, or (3) to the extent such information is independently developed by Buyer, which has been previously publicly disclosed (other than in violation of this Agreement) or which is received by Buyer from another source that is not known to Buyer to be in violation of any confidentiality requirement. Buyer hereby indemnifies, defends and holds the Property, Seller and their respective officers, directors, shareholders, participants, affiliates, employers, representatives, invitees, agents and contractors (collectively, the “Seller Indemnified Parties”) free and harmless from and against any and all claims, costs, losses, liabilities, damages or expenses (collectively “Losses”) arising out of or resulting from such entry by Buyer, its agents, consultants, contractors and subcontractors; provided, however, that the indemnity shall not cover (i) the mere discovery of any pre-existing condition at the Property not made worse by Buyer or (ii) the negligence or willful conduct of Seller or any of its employees, agents, contractors, subcontractors or others under its direction or control or any of its tenants. Additionally, Buyer shall promptly, at its sole cost and expense, repair any and all damage caused by such entry and any acts or omissions by Buyer, its agents, employees, consultants, contractors and subcontractors, and shall promptly, at its sole cost and expense, restore the Property to the condition that existed immediately prior to such entry by

Buyer, its agents, employees, consultants, contractors and subcontractors (unless, due to the discovery of hazardous materials at the Property, such restoration is prohibited by applicable Laws). Buyer shall keep the Property free and clear of any mechanics’ liens or materialmen’s liens related to Buyer’s inspection and the other activities contemplated in this Paragraph 14. All of Buyer’s obligations set forth in this Paragraph 14 shall survive the Close of Escrow and shall not be merged with the Deed, and shall survive the termination of this Agreement and Escrow prior to the Close of Escrow, and shall not be limited by any provision of this Agreement; provided, however, the confidentiality provisions set forth herein shall survive any termination of this Agreement for a period of one (1) year.

15. Default.

15.1 BUYER’S DEFAULT. IF BUYER FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY AS PROVIDED IN THIS AGREEMENT AND SUCH FAILURE CONSTITUTES A DEFAULT OF BUYER (PROVIDED THAT BUYER HAS RECEIVED NOTICE OF DEFAULT AND THREE (3) BUSINESS DAYS OPPORTUNITY TO CURE), SELLER’S SOLE AND EXCLUSIVE REMEDY WHETHER AT LAW OR IN EQUITY (EXCEPT AS PROVIDED BELOW) SHALL BE TO TERMINATE THIS AGREEMENT AND RECEIVE THE DEPOSIT AS LIQUIDATED DAMAGES AND SELLER SHALL BE RELEASED FROM ITS OBLIGATION TO SELL THE PROPERTY TO BUYER. BUYER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES WHICH SELLER MAY SUFFER IN THE EVENT BUYER DEFAULTS HEREUNDER AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY AS HEREIN PROVIDED. BUYER AND SELLER THEREFORE AGREE THAT A REASONABLE PRESENT ESTIMATE OF THE NET DETRIMENT THAT SELLER WOULD SUFFER IN THE EVENT OF BUYER’S DEFAULT OR BREACH HEREUNDER IS AN AMOUNT OF MONEY EQUAL TO THE DEPOSIT WHICH SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. THE FOREGOING SHALL NOT LIMIT SELLER’S REMEDIES WITH RESPECT TO BUYER’S OBLIGATIONS (INCLUDING, WITHOUT LIMITATION, ITS INDEMNIFICATION OBLIGATIONS) UNDER PARAGRAPHS 14 AND 17 OF THIS AGREEMENT AND THE ATTORNEYS’ FEES PROVISION SET FORTH IN PARAGRAPH 18 BELOW.

                /s/ DT                                   /s/ HS

SELLER’S INITIALS             BUYER’S INITIALS

15.2 SELLER’S DEFAULT. IF SELLER DEFAULTS UNDER THIS AGREEMENT AND FAILS TO COMPLETE THE PURCHASE AS PROVIDED HEREIN (PROVIDED THAT SELLER HAS RECEIVED NOTICE OF DEFAULT AND THREE (3) BUSINESS DAYS OPPORTUNITY TO CURE), THEN BUYER SHALL BE ENTITLED, AS ITS SOLE AND EXCLUSIVE REMEDY, WHETHER AT LAW OR IN EQUITY, EITHER (A) TO TERMINATE THIS AGREEMENT AND RECOVER ITS DEPOSIT OR (B) IN LIEU OF TERMINATING THE AGREEMENT AND RECOVERING ITS DEPOSIT, BUYER

SHALL BE ENTITLED TO PURSUE SPECIFIC PERFORMANCE OF THE CONVEYANCE OF THE PROPERTY WITHOUT RIGHT TO ANY DAMAGES OR OTHER EQUITABLE RELIEF WHATSOEVER, BUT ONLY IF BUYER FILES SUCH SPECIFIC PERFORMANCE ACTION WITHIN THIRTY (30) DAYS FOLLOWING THE SCHEDULED CLOSING DATE. IN THE EVENT BUYER ELECTS TO TERMINATE THIS AGREEMENT PURSUANT TO THE TERMS OF THIS PARAGRAPH 15.2, BUYER SHALL ALSO BE ENTITLED TO RECOVER ITS REASONABLE OUT OF POCKET, THIRD PARTY EXPENSES ACTUALLY INCURRED , IN AN AMOUNT NOT TO EXCEED FIFTY THOUSAND DOLLARS ($50,000). THE FOREGOING SHALL NOT LIMIT BUYER’S REMEDIES WITH RESPECT TO SELLER’S OBLIGATIONS (INCLUDING, WITHOUT LIMITATION, ITS INDEMNIFICATION OBLIGATIONS) UNDER PARAGRAPH 17 OF THIS AGREEMENT AND THE ATTORNEYS’ FEES PROVISION SET FORTH IN PARAGRAPH 18 BELOW.

              /s/ DT                                     /s/ HS

SELLER’S INITIALS             BUYER’S INITIALS

16. Notices. Any notice, demand, consent, approval, request, or other communication or document to be provided hereunder to a party hereto shall be in writing and shall be given to such party at its address or telecopy number set forth above or such other address or telecopy number as such party may hereafter specify for that purpose by notice to the other party. Each such notice, request, or communication shall, for all purposes, be deemed given and received (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified above during normal business hours (i.e., 8:00 a.m. to 5:00 p.m.) and confirmation of complete receipt is received during normal business hours, (b) if hand delivered against receipted copy, when the copy thereof is receipted, (c) if given by a recognized overnight delivery service, the day on which such notice, request, or other communication is actually received, or (d) or if given by certified mail, return receipt requested, postage prepaid, two (2) days after it is posted with the United States Postal Service, to the addresses specified in the Basic Provisions. Notices to Seller shall be directed to Seller and Seller’s Counsel and notices to Buyer shall be directed to Buyer and Buyer’s Counsel. Notices by electronic mail shall not be permitted. Any notice required to be given by either party hereunder may be given by such party’s counsel.

Notice of change of address shall be given by written notice in the manner detailed in this Paragraph 16. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice, demand, request or communication sent.

17. Brokers. Upon the Close of Escrow (but not otherwise), Seller shall pay a real estate brokerage commission to CBRE, Inc. (“Broker”) with respect to this transaction in accordance with Seller’s separate written agreement. Each party hereto agrees to indemnify and hold harmless the other party from and against any and all losses, liens, claims, judgments, liabilities, costs, expenses or damages (including reasonable attorneys’ fees and court costs) of any kind of character arising out of or resulting from any agreement, arrangement or understanding (except as set forth above with respect to Broker) alleged to have been made by such party or on its behalf with any broker or finder in connection with this Agreement or transaction contemplated under this Agreement. The foregoing indemnity shall survive the Close of Escrow or the earlier termination of this Agreement and shall not be limited by any provision of this Agreement. Seller acknowledges that Buyer has disclosed to Seller that Howard Schwimmer, a principal of Buyer, is a licensed real estate broker in the State of California.

18. Legal Fees. If either Buyer or Seller brings any action, arbitration or suit against the other for any matter relating to or arising out of this Agreement, then the prevailing party in such action or dispute, whether by final judgment or settlement, shall be entitled to recover from the other party all costs and expenses of suit, including actual attorneys’ fees. Any judgment or order entered in any final judgment shall contain a specific provision providing for the recovery of all costs and expenses of suit, including actual attorneys’ fees incurred in enforcing, perfecting and executing such judgment. For the purposes of this paragraph, such costs shall include, without limitation, outside attorneys’ fees, costs and expenses incurred in the following: (a) post judgment motions; (b) contempt proceedings; (c) garnishment, levy, and debtor and third party examination; (d) discovery; and (e) bankruptcy litigation.

19. Assignment. Buyer may not assign, transfer or convey its rights or obligations under this Agreement at any time without the prior written consent of Seller, which Seller shall not unreasonably withhold; provided, however, Buyer may assign this Agreement to a Buyer Affiliate (as defined below), and Buyer may assign all or any of the Parcels being purchased pursuant to this Agreement to a Buyer Affiliate or otherwise, without the requirement of obtaining Seller’s prior written consent (but nevertheless requiring at least five (5) days’ prior written notice) and satisfy the requirements set forth below. The term “Buyer Affiliate” shall mean any entity in which Buyer or the principals of Buyer retain a direct or indirect ownership interest. Notwithstanding the foregoing, no assignment by Buyer (whether to a Buyer Affiliate or otherwise) shall release Buyer from any of its obligations hereunder, and any assignment by Buyer (even to a Buyer Affiliate) shall require the full assumption by the assignee (on a joint and several basis) of all of Buyer’s obligations hereunder, and the assignment and assumption agreement must be delivered to Seller at least five (5) days prior to the Closing.

20. Damage or Destruction, Condemnation, Insurance.

20.1 Condemnation. If at any time prior to the Closing Date any “material” portion of the Property is condemned or taken by eminent domain proceedings by any public authority, then at Buyer’s option, to be exercised within ten (10) days after receipt of notice of such taking, this Agreement shall terminate, and the Deposit shall be promptly returned to Buyer, and except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder. As used in this Paragraph 20.1, the term “material” shall mean (i) a taking which materially and adversely affects the value or operations of the Property and adversely affects the value of the Property by more than Two Hundred Thousand Dollars ($200,000), or (ii) without regard to the foregoing value threshold, a taking which results in permanent loss of ingress, egress or access to the Property or any parking spaces or areas required to comply with applicable law. Seller shall give Buyer written notice of any taking promptly after Seller obtains knowledge thereof. If less than a material portion of the Property is condemned or taken by eminent domain proceedings or if Buyer does not timely notify Seller in writing of its election to terminate this Agreement, Buyer shall be deemed to have elected not to terminate this Agreement. If Buyer elects or is deemed to have elected not to terminate this Agreement, the parties shall proceed to the Closing Date without a reduction in the Purchase Price and, upon the Closing, all condemnation proceeds paid or payable to Seller (other than losses pertaining to periods prior to the Closing) shall belong to Buyer and shall be paid over and assigned to Buyer. Seller shall have no obligation to make any repairs to the Property in the event of a condemnation.

20.2 Damage and Destruction. If at any time prior to the Closing Date a material portion of the Property is destroyed or damaged as a result of fire or any other casualty, then at Buyer’s option, to be exercised within ten (10) days after receipt of notice of such destruction or damage, this Agreement shall terminate, the Deposit shall be returned to Buyer, and except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder. If Buyer does not timely notify Seller in writing of its election to terminate this Agreement, Buyer shall be deemed to have elected not to terminate this Agreement. For purposes hereof, the term “material” shall be deemed to be (i) a damage or destruction in excess of One Hundred Seventy Five Thousand Dollars ($175,000), or (ii) without regard to the foregoing value threshold, any damage or destruction which results in permanent loss of ingress, egress or access to the Property or any parking spaces or areas required to comply with applicable law. If less than a material portion of the Property is damaged or destroyed or if a material portion is damaged or destroyed and Buyer elects or is deemed to have elected not to terminate this Agreement, the parties shall proceed to the Closing Date without reduction in the Purchase Price (other than Seller’s deductible, excluding any deductibles or self-insured retentions with respect to earthquake damage or other uninsured amounts) and, upon the Closing, all property insurance proceeds paid or payable to Seller as a result of such casualty shall belong to Buyer and shall be paid over and assigned to Buyer; provided, however, that if the damage or destruction results from an uninsured loss, then Buyer shall be entitled to credit against the Purchase Price in the full amount of the loss. Notwithstanding the foregoing, if the credit to be provided by Seller to Buyer at Closing on account of any uninsured casualty under the preceding sentence exceeds Fifty Thousand Dollars ($50,000), Seller shall have the right to terminate this Agreement in lieu of providing said credit in which event the Deposit shall be refunded to Buyer. In the event Seller exercises its right to terminate this Agreement, Buyer shall have three (3) business days after the delivery of Seller’s termination notice to elect to assume the portion of the uninsured casualty in excess of Fifty Thousand Dollars ($50,000) (in which event Buyer shall receive a credit against the Purchase Price equal to Fifty Thousand Dollars ($50,000) and otherwise be obligated, subject to the terms of this Paragraph 20.2, to close the purchase of the Property without any further adjustment to the Purchase Price in accordance with the terms of this Agreement). Seller shall have no obligation to make any repairs to the Property in the event of a damage or destruction.

21. New Leases and Contracts.

21.1 New Leases. Seller hereby agrees that, after the Execution Date, Seller will not enter into any leases affecting the Property without the prior written consent of Buyer, which consent Buyer may grant or withhold in its sole discretion.

21.2 Service Contracts. Except as otherwise provided herein, after the Contingency Date, Seller will not extend, renew, modify or replace any of the service contracts pertaining to the Property (the “Service Contracts”), a list of which will be included in the Materials provided to Buyer, without the prior written consent of Buyer. If Buyer does not disapprove any request of Seller regarding a Service Contract within three (3) business days after Buyer’s receipt of such written request, Buyer shall be deemed to have approved such request. Effective as of the Closing, Seller shall terminate all Service Contracts other than those Service Contracts, if any, that Buyer has elected to assume by written notice to Seller delivered prior to the Contingency Date (the “Assumed Contracts”).

21.3 Operation in the Ordinary Course; Notice of Material Change. Subject to Paragraph 21 above, from the Execution Date until the Close of Escrow, Seller shall (a) operate and manage the Property in the ordinary course and consistent with Seller’s past practices (but Seller shall not be required to make capital improvements); (b) perform when due, and otherwise comply with, all of Seller’s material obligations and duties under the Service Contracts, (c) not transfer or grant, create or consent to the imposition of any new lien or encumbrance upon the Property without the prior written consent of Buyer, and (d) maintain a policy of casualty insurance providing so-called “all-risk” coverage for the full replacement value of the Improvements. Seller shall promptly notify Buyer in writing of any Material Change of which Seller has actual knowledge.

22. Miscellaneous.

22.1 Not an Offer. Seller’s delivery of unsigned copies of this Agreement is solely for the purpose of review by the party to whom delivered, and neither the delivery nor any prior communications between the parties shall in any way imply that Seller or Buyer is under any obligation to enter the transaction which is the subject of this Agreement.

22.2 Computation of Time Periods. If the date upon which the Contingency Date, the Closing Date or any other date or time period provided for in this Agreement is or ends on a Saturday, Sunday or federal, state or legal holiday, then such date shall automatically be extended until 5:00 p.m. Pacific time of the next day which is not a Saturday, Sunday or federal, state or legal holiday. The term “business day” shall mean any day other than Saturday, Sunday or a federal or State holiday.

22.3 Captions; Severability. Any captions to, or headings of, the paragraphs or subparagraphs of this Agreement are solely for the convenience of the parties hereto, are not a part of this Agreement, and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof. In case any one or more of the provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, but this Agreement shall be reformed and construed and enforced to the maximum extent permitted by applicable law.

22.4 No Obligations to Third Parties. Except as otherwise expressly provided herein, the execution and delivery of this Agreement shall not be deemed to confer any rights upon, nor obligate any of the parties hereto, to any person or entity other than the parties hereto.

22.5 Exhibits and Schedules. The exhibits and schedules attached to this Agreement are incorporated in this Agreement by this reference for all purposes.

22.6 Amendment to this Agreement. The terms of this Agreement may not be modified or amended except by an instrument in writing executed by each of the parties hereto.

22.7 Waiver. The waiver or failure to enforce any provision of this Agreement shall not operate as a waiver of any future breach of any such provision or any other provision hereof.

22.8 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, except for any choice-of-law principles which provide for the application of the laws of another jurisdiction. Seller and Buyer hereby irrevocably submit to the jurisdiction of any state or federal court sitting in the State in any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agree that all claims in respect of such action or proceeding shall be heard and determined in a state or federal court sitting in the State. Buyer and Seller agree that the provisions of this Paragraph 22.8 shall survive the Closing.

22.9 Fees and Other Expenses. Except as otherwise provided herein, each of the parties hereto shall pay its own fees and expenses in connection with this Agreement.

22.10 Entire Agreement. This Agreement (including all Exhibits attached hereto) supersedes any prior agreements, negotiations and communications, oral or written, and contains the entire agreement between, and the final expression of, Buyer and Seller with respect to the subject matter hereof. No subsequent agreement, representation, or made by either party hereto, or by or to an employee, officer, agent or representative of either party hereto shall be of any effect unless it is in writing and executed by the party to be bound thereby.

22.11 Successors and Assigns. Subject to the restrictions set forth in Paragraph 19 hereof, this Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

22.12 Construction. The parties acknowledge and agree that (A) each party hereto is of equal bargaining strength, (B) each such party has actively participated in the drafting, preparation and negotiation of this Agreement, (C) each such party has consulted with such party’s own, independent counsel, and such other professional advisors as such party has deemed appropriate, relating to any and all matters contemplated under this Agreement, (D) each such party and such party’s counsel and advisors have reviewed this Agreement, (E) each such party has agreed to enter into this Agreement following such review and the rendering of such advice, and (F) any rule of construction to the effect that ambiguities are to be resolved against the drafting parties shall not apply in the interpretation of this Agreement, or any portions hereof, or any amendments hereto.

22.13 Limitation of Liability. Buyer acknowledges and agrees that neither the trustees, shareholders, members, affiliates, officers, directors, investment managers, employees, partners, agents nor advisors of Seller, assume any personal liability for obligations entered into by or on behalf of Seller. Notwithstanding any other provision of this Agreement to the contrary (or any rights that Buyer may have at law or in equity), (a) in no event shall Seller have any liability for lost profits, speculative, special, consequential or punitive damages, and (b) in no event will Seller’s liability under or otherwise in connection with this Agreement, any documents executed in connection herewith and/or otherwise in connection with the Property exceed the sum of Five Hundred Fifty Thousand Dollars ($550,000) and Seller shall have no liability to Buyer whatsoever, unless the valid claims for all breaches of Seller collectively aggregate more than Twenty-Seven Thousand Five Hundred Dollars ($27,500); provided, however, the foregoing provisions of this clause (b) shall not limit (i) Buyer’s rights (if applicable) under Paragraph 18 above if Buyer is the prevailing party, (ii) Seller’s indemnification obligations in Paragraph 17 or in any of the Closing Documents, or (iii) damages resulting from Seller’s active fraud. Notwithstanding anything to the contrary contained in this Agreement, and except as provided below, Buyer hereby agrees that any action or claim asserted by Buyer against Seller or any of the Released Parties must be filed (if at all) within the Survival Period in a court of competent jurisdiction, and Buyer hereby waives any right to bring any such claim or action thereafter; provided that any claims arising from Seller’s active fraud are not required to be filed during the Survival Period, but shall be governed by the applicable statute of limitations. Buyer’s remedies prior to Closing shall be limited as set forth in Paragraph 15.2. Any and all liability beyond that which may be asserted under this Paragraph 22.13 is expressly waived and released by Buyer and by all persons claiming by, through or under Buyer. The provisions of this Paragraph 22.13 shall survive the Closing.

22.14 Time of the Essence. All times provided for in this Agreement for the performance of any act will be strictly construed, time being of the essence.

22.15 Recording. The parties agree that this Agreement shall not be recorded. If Buyer causes this Agreement or any notice or memorandum thereof to be recorded, this Agreement shall be null and void at the option of Seller.

22.16 Confidentiality. Until the Close of Escrow, Buyer will keep confidential the Purchase Price, the other terms of this Agreement, the Materials and all other information concerning the Property (as disclosed, discovered or determined in connection with this transaction); provided, however, Buyer may disclose such information to (a) those employed by Buyer (subject to informing them of the terms of this Agreement); (b) those who are actively and directly participating in the evaluation of the Property and the negotiation and execution of this Agreement or financing of the purchase of the Property (subject to their agreement to abide by the terms of this paragraph); (c) third parties as required under applicable law; and (d) Buyer’s potential financial partners and lenders (subject to their agreement to abide by the terms of this Paragraph). Nothing herein limits Buyer’s ability to make a post-Closing announcement concerning acquisition of the Property.

22.17 Natural Hazard Disclosure. Buyer and Seller acknowledge that Seller may be required under California law to disclose if the Property lies within the following natural hazard areas or zones: (a) a special flood hazard area designated by the Federal Emergency Management Agency; (b) an area of potential flooding; (c) a very high fire hazard severity zone; (d) a wild land area that may contain substantial forest fire risks and hazards; (e) an earthquake fault zone; or (f) a seismic hazard zone. Buyer acknowledges that Seller will employ the services of the Title Company or another third party selected by Seller (“Natural Hazard Expert”) to examine the maps and other information specifically made available to the public by government agencies for the purposes of enabling Seller to fulfill Seller’s disclosure obligations, and to report the result of the Natural Hazard Expert’s examination to Buyer and Seller in writing. The written reports prepared by the Natural Hazard Expert regarding the results of the Natural Hazard Expert’s examination fully and completely discharges Seller from Seller’s disclosure obligations referred to herein, if and to the extent any such obligations exist, and, for the purpose of this Agreement, the provisions of Civil Code Section 1103.4 regarding non-

liability of Seller for errors or omissions not within Seller’s personal knowledge shall be deemed to apply and the Natural Hazard Expert shall be deemed to be an expert, dealing with matters within the scope of the Natural Hazard Expert’s expertise with respect to the examination and written report regarding the natural hazards referred to above.

22.18 Section 25359.7 of Health and Safety Code. Section 25359.7 of the California Health and Safety Code requires owners of non-residential real property who know, or have reasonable cause to believe, that any release of hazardous substance has come to be located on or beneath the real property to provide written notice of such to a buyer of the real property. Buyer acknowledges and agrees that the sole inquiry and investigation Seller has provided to Buyer in connection with the environmental condition of the Property is to obtain and/or review those certain environmental assessments and studies of the Property delivered or made available to Buyer pursuant to this Agreement (collectively, “Seller’s Environmental Reports”). Buyer (a) acknowledges Buyer’s receipt of the foregoing notice given pursuant to Section 25359.7 of the California Health and Safety Code; (b) will be, prior to the expiration of the Feasibility Period, fully aware of the matters described in the Seller’s Environmental Reports; and (c) after receiving advice of Buyer’s legal counsel, waives any and all rights Buyer may have to assert that Seller has not complied with the requirements of Section 25359.7 of the California Health and Safety Code. The representations, warranties and agreements set forth herein shall survive the consummation of the transactions contemplated hereby.

22.19 Counterparts. This Agreement and any Amendments to this Agreement may be executed in multiple counterparts, by PDF, facsimile, or ink-signed, each of which shall be deemed an original, but all of which, together, shall constitute but one and the same instrument.

22.20 Exchange. The parties acknowledge that either Seller or Buyer may engage in a tax-deferred exchange (“Exchange”) pursuant to Section 1031 of the Internal Revenue Code. To effect this Exchange, the exchanging party may assign its rights in, and delegate its duties under, this Agreement, as well as transfer the Property, to an exchange accommodator. Each party agrees to cooperate with the other in connection with an Exchange, including the execution of documents therefor, provided the following terms and conditions are satisfied:

(a) There shall be no liability whatsoever to the non-exchanging party in connection with an Exchange;

(b) In no way shall the Closing be contingent or otherwise subject to the consummation of an Exchange, and the Escrow shall timely close in accordance with the terms of this Agreement notwithstanding any failure, for any reason, of the parties to the Exchange to effect same;

(c) If, for any reason, the Closing does not occur, the non-exchanging party shall have no responsibility or liability to any third party involved in an Exchange transaction;

(d) The non-exchanging party will not be required to make any representations or warranties nor assume any obligations, nor spend any sum or incur any personal liability whatsoever in connection with an Exchange transaction contemplated hereby; and

(e) All representations, warranties, covenants and indemnification obligations set forth in this Agreement shall not be affected or limited by a party’s use of an exchange accommodator and shall survive an Exchange.

22.21 Regulation S-X Audits. FOR THE PERIOD OF TIME COMMENCING ON THE DATE OF AGREEMENT AND CONTINUING THROUGH THE FIRST (1ST) ANNIVERSARY OF THE CLOSING DATE, SELLER SHALL, FROM TIME TO TIME (PROVIDED THAT FOLLOWING THE CLOSING DATE, BUYER SHALL ENDEAVOR NOT TO MAKE REQUESTS FOR INFORMATION UNDER THIS PARAGRAPH 22.21 MORE OFTEN THAN ONCE PER CALENDAR QUARTER), UPON REASONABLE ADVANCE NOTICE FROM BUYER (BUT IN NO EVENT LESS THAN FIVE (5) BUSINESS DAYS), PROVIDE (A) BUYER AND ITS REPRESENTATIVES, AGENTS AND EMPLOYEES WITH REASONABLE ACCESS (ELECTRONICALLY VIA DROPBOX OR A SIMILAR DELIVERY METHOD WHICH DOES NOT REQUIRE BUYER TO VISIT SELLER’S OFFICES) TO SPECIFICALLY REQUESTED FINANCIAL AND OTHER INFORMATION NOT PREVIOUSLY PROVIDED TO BUYER PERTAINING TO THE PROPERTY FOR THE PERIOD OF SELLER’S OWNERSHIP AND OPERATION OF THE PROPERTY (TO THE EXTENT NOT CONSTITUTING EXCLUDED MATERIALS AND IN THE POSSESSION AND CONTROL OF SELLER, COLLECTIVELY, AND FOR THE PURPOSES OF THIS PARAGRAPH 22.21, “INFORMATION”), WHICH INFORMATION IS RELEVANT AND REASONABLY NECESSARY, IN THE OPINION OF BUYER’S OUTSIDE, THIRD PARTY ACCOUNTANTS (THE “ACCOUNTANTS”) TO ENABLE BUYER AND ITS ACCOUNTANTS TO PREPARE FINANCIAL STATEMENTS IN COMPLIANCE WITH ANY OR ALL OF (I) RULE 3-14 OF REGULATION S-X OF THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”), (II) ANY OTHER RULE ISSUED BY THE COMMISSION AND APPLICABLE TO BUYER OR ITS AFFILIATES, AND (III) ANY REGISTRATION STATEMENT, REPORT OR DISCLOSURE STATEMENT FILED WITH THE COMMISSION BY, OR ON BEHALF OF BUYER OR ITS AFFILIATES, AND (B) REASONABLE ASSISTANCE TO BUYER AND THE ACCOUNTANTS IN COMPLETING AN AUDIT OF SUCH FINANCIAL STATEMENTS AND IN CONNECTION WITH SUCH AUDIT AND REVIEW, DELIVER TO BUYER’S AUDITOR A COMMERCIALLY REASONABLE REPRESENTATION LETTER WITH RESPECT TO THE PERIOD OF TIME DURING WHICH SELLER OWNED THE PROPERTY, WHICH REPRESENTATION LETTER MAY BE REASONABLY REQUIRED TO ASSIST THE ACCOUNTANTS IN RENDERING AN OPINION ON SUCH FINANCIAL STATEMENTS IN ORDER TO COMPLY WITH CLAUSES (A)(I), (II) AND (III) ABOVE. BUYER SHALL REIMBURSE SELLER FOR ANY ACTUAL, THIRD PARTY OUT-OF-POCKET COSTS AND EXPENSES THAT SELLER INCURS IN CONNECTION WITH FULFILLING SELLER’S OBLIGATIONS UNDER THIS PARAGRAPH 22.21 AFTER THE CLOSING DATE. NOTWITHSTANDING ANY PROVISION IN THIS PARAGRAPH 22.21, SELLER’S REPRESENTATIONS AND WARRANTIES IN THE OTHER PARTS OF THIS AGREEMENT SHALL NOT BE DEEMED EXPANDED OR IN ANY WAY MODIFIED BY THIS PARAGRAPH 22.21. THE OBLIGATIONS OF SELLER UNDER THIS PARAGRAPH 22.21 SHALL SURVIVE THE CLOSING FOR A PERIOD OF ONE (1) YEAR AFTER THE CLOSING DATE.

22.22 Post-Closing Deliveries by Seller. Within one (1) business day following the Closing Date (and without limiting Seller’s other delivery obligations under the Agreement), Seller shall deliver originals (or copies, to the extent originals are not in Seller’s possession or control) of all of the following to Buyer, to the extent the same are in Seller’s possession or control and have not previously been delivered to Buyer: (a) any assumed contracts and other documents and items assigned to Buyer pursuant to the General Assignment; (b) all books and records of account, together with all supporting invoices for the entries contained therein; (c) receipts for deposits which pertain to the Property, including, without limitation, utility deposits; (d) unexpired warranties and guarantees, if any, which Seller has received in connection with any work or services performed with respect to, or equipment installed in, the improvements on the Property; (e) all keys and security codes for all improvements on the Property; (f) original “as-built” plans and specifications and other available plans and specifications; and (g) all documents and records reasonably required for the ongoing operations and maintenance of the Property. To the extent Buyer does not come to Seller’s offices to pick up the post-closing deliveries from Seller, then Seller shall be deemed to have fully complied with this Paragraph 22.22, by leaving such items at the Property upon Closing. Seller’s obligations under this Paragraph 22.22 shall survive the Closing.

22.23 Standstill. From and after the Execution Date and through the Close of Escrow, Seller shall not solicit or accept any binding or non-binding offers regarding the Property.

[Signatures on following page]

IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the day and year first written above.

BUYER:

REXFORD INDUSTRIAL REALTY, L.P., a Maryland limited partnership

By:	REXFORD INDUSTRIAL REALTY, INC., a Maryland corporation

	By:	/s/ Howard Schwimmer
Howard Schwimmer
Co-Chief Executive Officer

SELLER:

MANNKIND CORPORATION, a Delaware corporation

By:	/s/ David Thomson
Name:	David Thomson
Position:	General Counsel

ACCEPTANCE BY ESCROW HOLDER

Commerce Escrow Company acknowledges that it has received a fully executed or executed counterparts of the foregoing Agreement of Purchase and Sale and Joint Escrow Instructions (the “Agreement”) and agrees to act as Escrow Holder under the Agreement and to be bound by and strictly perform the terms thereof as such terms apply to Escrow Holder.

Dated: January , 2017	COMMERCE ESCROW COMPANY

By:
Name:
Position:

EXHIBIT A

LEGAL DESCRIPTION OF LAND

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

PARCELS 15 THROUGH 22, INCLUSIVE, OF PARCEL MAP NO. 19784-01, IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP FILED IN BOOK 279, PAGES 34 THROUGH 44, INCLUSIVE OF PARCEL MAPS.

EXCEPT THEREFROM ALL RIGHTS, TITLE AND INTEREST IN AND TO MINERALS, OIL, GAS, TARS, HYDROCARBONS, AND METALLIFEROUS SUBSTANCES OF EVERY KIND, AND TO RESERVOIRS AND WELLS OF EVERY KIND, TOGETHER WITH THE RIGHT TO DRILL, PUMP OR MINE FOR SAME, WITHOUT, HOWEVER, THE RIGHT TO ENTER UPON, DRILL OR MINE THROUGH THE SURFACE OR THE UPPER FIVE HUNDRED FEET (500’) OF THE SUBSURFACE OF SAID PROPERTY, AS RESERVED BY DEED RECORDED DECEMBER 24,1997 AS INSTRUMENT NO. 97-2014338 OF OFFICIAL RECORDS.

ALSO EXCEPTING AND RESERVING THEREFROM ALL RIGHTS TO WATER, AQUIFERS, RESERVOIRS AND SUBSURFACE WATERS, INCLUDING, BUT NOT LIMITED TO, THE RIGHT TO TAKE, USE AND DEVELOP FOR USE ANY AND ALL WATER THAT MAY NOW EXIST OR MAY HEREAFTER EXIST UPON OR UNDER SAID LAND, WITHOUT THE RIGHT TO ENTER UPON, DRILL, EXPLORE OR OPERATE THROUGH THE SURFACE OF THE UPPER FIFTY FEET (50’) OF THE SUBSURFACE OF THE LANDS HEREINABOVE, AS RESERVED BY DEED RECORDED DECEMBER 24, 1997 AS INSTRUMENT NO. 97- 2014338 OF OFFICIAL RECORDS.

APN: 3271-026-018; 3271-026-019; 3271-026-020; 3271-026-021; 3271-026-067

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EXHIBIT B

DESCRIPTION OF EQUIPMENT

INCLUDED ITEMS

OUTSIDE

1000 KW Generator

(3) Boilers

U.S. Filter D.I. Unit

Kaesar Mod. AS20, Air Compressor

(2) McQuay 300 Ton Chillers

(2) Evapco Cooling Towers

(4) Hespa Air Handlers

Water Re-Circulation System w/ Pumps

INSIDE

Forklift

All Laboratory Microscopes, Clean Benches, Fume Hoods, Centrifuges, Lab. Furniture, S.S. Tables, Ovens, Incubators, Test Equipment, Etc.

Office Furniture & Partitions

EXCLUDED ITEMS

Equipment In Rooms #1108, #1109, #1110 & #1112

Lab. Benches (one – in general lab area)

Lab. Sink (one – in general lab area)

Fume Hood (one – in general lab area)

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EXHIBIT C

GRANT DEED

WHEN RECORDED MAIL TO

& MAIL TAX STATEMENTS TO:

Attention:

(Space above this line is for recorder’s use)

The undersigned Grantor declares that the Documentary Transfer Tax is $________________, computed on the full value of the property conveyed.

Assessor’s Parcel Number(s):

GRANT DEED

FOR VALUE RECEIVED, MANNKIND CORPORATION, a Delaware corporation (“Grantor”), hereby grants to                      (“Grantee”), that certain real property (the “Property”) situated in the City of                     , County of Los Angeles, State of California, described in Exhibit A attached hereto and incorporated by reference, together with all improvements thereon and all privileges, easements and appurtenances appertaining to same.

THE PROPERTY IS CONVEYED TO GRANTEE SUBJECT TO:

A. All non-monetary liens, encumbrances, easements, covenants, conditions and restrictions of record; and

B. Liens for taxes on real property not yet delinquent, and liens for any general or special assessments of record against the Property not yet delinquent.

IN WITNESS WHEREOF, the undersigned Grantor has executed this Grant Deed as of                     , 2017.

By:
Its:

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EXHIBIT “A” TO GRANT DEED

LEGAL DESCRIPTION OF PROPERTY

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

PARCELS 15 THROUGH 22, INCLUSIVE, OF PARCEL MAP NO. 19784-01, IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP FILED IN BOOK 279, PAGES 34 THROUGH 44, INCLUSIVE OF PARCEL MAPS.

EXCEPT THEREFROM ALL RIGHTS, TITLE AND INTEREST IN AND TO MINERALS, OIL, GAS, TARS, HYDROCARBONS, AND METALLIFEROUS SUBSTANCES OF EVERY KIND, AND TO RESERVOIRS AND WELLS OF EVERY KIND, TOGETHER WITH THE RIGHT TO DRILL, PUMP OR MINE FOR SAME, WITHOUT, HOWEVER, THE RIGHT TO ENTER UPON, DRILL OR MINE THROUGH THE SURFACE OR THE UPPER FIVE HUNDRED FEET (500’) OF THE SUBSURFACE OF SAID PROPERTY, AS RESERVED BY DEED RECORDED DECEMBER 24,1997 AS INSTRUMENT NO. 97-2014338 OF OFFICIAL RECORDS.

ALSO EXCEPTING AND RESERVING THEREFROM ALL RIGHTS TO WATER, AQUIFERS, RESERVOIRS AND SUBSURFACE WATERS, INCLUDING, BUT NOT LIMITED TO, THE RIGHT TO TAKE, USE AND DEVELOP FOR USE ANY AND ALL WATER THAT MAY NOW EXIST OR MAY HEREAFTER EXIST UPON OR UNDER SAID LAND, WITHOUT THE RIGHT TO ENTER UPON, DRILL, EXPLORE OR OPERATE THROUGH THE SURFACE OF THE UPPER FIFTY FEET (50’) OF THE SUBSURFACE OF THE LANDS HEREINABOVE, AS RESERVED BY DEED RECORDED DECEMBER 24, 1997 AS INSTRUMENT NO. 97- 2014338 OF OFFICIAL RECORDS.

APN: 3271-026-018; 3271-026-019; 3271-026-020; 3271-026-021; 3271-026-067

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA	)
	)	ss:
COUNTY OF LOS ANGELES	)

On             , 2017, before me, _____________________________________________

(insert name and title of the officer),

personally appeared                     , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature: _______________________________________

[Seal]

1

EXHIBIT D

TRANSFEROR’S CERTIFICATION OF NON-FOREIGN STATUS

To inform                     , a                  (“Transferee”), that Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest, the undersigned hereby certifies the following on behalf of the transferor/seller:

1. Transferor is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder); and

2. Transferor is not a disregarded entity as defined in §1.1445-2(b)(2)(iii); and

3. Transferor’s U.S. employer or tax (social security) identification number is                     ; and

4. The office address of Transferor is:                     .

Transferor understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Dated: , 2017	TRANSFEROR:
,
a

By:
Name:
Its:

2

EXHIBIT E

GENERAL ASSIGNMENT AND BILL OF SALE

THIS GENERAL ASSIGNMENT AND BILL OF SALE (“Assignment”) is made this          day of                     , 2017, by and between MANNKIND CORPORATION, a Delaware corporation (“Assignor”), and                     , a                      (“Assignee”).

Recitals

Assignor and Assignee entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated as of January     , 2017 (the “Agreement”), respecting the sale of certain “Property” (as described and defined in the Agreement). Unless otherwise indicated herein, all capitalized terms in this Assignment shall have the meaning ascribed to them in the Agreement.

Under the Agreement, Assignor is obligated to assign (to the extent assignable) any and all of its right, title and interest (if any) and delegate any and all of its obligations and responsibilities in each of the following to Assignee, but only to the extent solely pertaining to the Property and only to the extent assignable:

(a) any and all service contracts, warranties, guarantees, management contracts and bonds, together with all supplements, amendments and modifications thereto, solely relating to the Property that are set forth on Exhibit 1 attached hereto (“Contract(s)”);

(b) development rights and other intangible rights, titles, interests, privileges and appurtenances owned by Assignor in connection with the Property and its operation (collectively “License(s)”); and

(c) all fixtures, fittings, furniture, furnishings, appliances, apparatus, Equipment (including, without limitation, that set forth in Exhibit 2 attached hereto), machinery, building materials, plans, AutoCad files, and other items of tangible personal property owned by Assignor and affixed or attached to the Property (all of such properties and assets being collectively called the “Assigned Properties”).

Agreement

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

Assignor assigns, sells, transfers, sets over and delivers unto Assignee (to the extent assignable) all of Assignor’s estate, right, title and interest (if any) in and to the Contracts, Licenses and Assigned Properties; provided, however, that such assignment, sale and transfer shall not include any rights or claims arising prior to the date hereof which Assignor may have against any party with respect to the Contracts, Licenses and Assigned Properties.

1

Assignee accepts such assignment and assumes the performance of all of the terms, covenants and conditions imposed upon Assignor with respect to the Contracts which arise from and after the date of this Assignment. Said assumption shall have application only to those obligations under the Contracts first accruing or arising on or after the date of this Assignment and shall have no application to obligations accruing or arising prior to said date.

In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys’ fees.

This Assignment shall be binding upon and inure to the benefit of the successors, assignees, personal representatives, heirs and legatees of all the respective parties hereto.

This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of California.

This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

Signatures on following page

2

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the day and year first above written.

ASSIGNEE:

,
a

By:
Name:
Position:

By:
Name:
Position:

ASSIGNOR:

MANNKIND CORPORATION,
a Delaware corporation

By:
Name:
Position:

By:
Name:
Position:

3

EXHIBIT 1 TO EXHIBIT E

CONTRACTS

[TO BE INSERTED PRIOR TO CLOSING]

EXHIBIT 2 TO EXHIBIT E

LIST OF EQUIPMENT

[TO BE INSERTED PRIOR TO CLOSING]

EXHIBIT F

ADDITIONAL MATERIALS

1.	Any plans (including as-built plans), drawings, surveys (including any ALTA surveys) and specifications, including AutoCad files, and existing title policies relating to the Property.

2.

Copies of all soils, environmental (including Seller’s Environmental Reports, as defined in the Agreement) and building reports and engineering data pertaining to the Property, and any and all architectural studies, grading plans, topographical maps and similar data regarding the Property.

3.	Copies of all service, supply, vendor and maintenance contracts currently in effect with respect to the Property, and all amendments thereto.

4.	Operating statements reflecting income and expenses and capital expenditures related to the Property for the prior three (3) years.

5.	Copies of insurance and billing statements therefor, and a five (5)-year insurance loss run report.

6.	Copies of the tax bills and receipts for the last three (3) years, including real property taxes, special assessments, personal property and rental taxes.

7.	Copies of utility bills for the prior three (3) years.

8.	An inventory of all personal property, including without limitation, the Equipment.

9.

Copies of all applicable permits, licenses, authorizations, certificates of occupancy and similar approvals, and copies of all documents and/or other approvals and correspondence pertaining to zoning and/or entitlements.

10.

Copies of any fire sprinkler certifications for any sprinkler systems and all warranties in effect applicable to the improvements, mechanical, life safety, HVAC, and other systems and equipment used or useful in connection with the Property.

11.	Copies of all other agreements and contracts affecting the Property.

EXHIBIT G

FORM OF ASSOCIATION ESTOPPEL CERTIFICATE

THIS ASSOCIATION ESTOPPEL CERTIFICATE (this “Certificate”) has been executed this              day of                 , 2017 (the “Effective Date”), by VALENCIA COMMERCE CENTER ASSOCIATION, INC., a California corporation (the “Association”).

RECITALS

A. WHEREAS, Rexford Industrial Realty, L.P., a Maryland limited partnership (together with its successors and assigns, hereinafter “Buyer”), has entered into an agreement with MannKind Corporation, a Delaware corporation (the “Current Owner”), whereby Buyer will acquire from Current Owner that certain real property located in Valencia, California, commonly known as 28901-03 N. Avenue Paine, in the City of Valencia, in the County of Los Angeles, State of California (the “Property”); and

B. WHEREAS, the Property is subject to that certain [Declaration of Covenants, Conditions and Restrictions and Reservation of Easements] dated as of                         , and recorded in the Official Records (the “Official Records”) of the County of Los Angeles, California (the “County”) on                     , as                          (as amended, supplemented and modified, collectively, the “Declaration”).

In consideration of the recitals set forth above, the Association hereby certifies to Current Owner, Buyer and Buyer’s lender(s), the following:

1. Declaration. As of the Effective Date, the Declaration is currently in full force and effect and has not, except as noted above, been amended, supplemented and/or otherwise modified. To the best of Association’s knowledge: (a) Current Owner, as the present owner of the Property, is not in default in the performance of any of its obligations under the Declaration, whether with respect to the timely payment of any assessments due and payable thereunder, or otherwise; (b) Current Owner has not defaulted under, or otherwise violated the terms set forth in the Declaration; (c) no event has occurred which, with the giving of notice of the passage of time, or both, would constitute a default under the Declaration; and (d) all Improvements, as such term is defined in the Declaration, made on or within the Property substantially comply with the Declaration.

2. Assessments. As of the Effective Date, the annual assessments allocated to the Property is $                         and Current Owner is current in its payments thereof. As of the Effective Date, there are no supplemental annual assessments, capital improvement assessments, emergency assessments, special assessments, remedial assessments, reimbursement assessments or other assessments pending, due or owing with respect to the Property.

3. Notice. Effective upon the Association’s receipt of written notice of the acquisition of the Property by Buyer, all notices, demands or other written communication delivered by the Association under the Declaration and/or any other instrument applicable thereto, will be delivered to Buyer in the manner set forth therein to the following address (or such other or further addresses as Buyer hereafter may designate in writing to the Association):

Rexford Industrial Realty, L.P.

11620 Wilshire Boulevard, Suite 1000

Los Angeles, CA 90025

Attention: Lauren Lewis

4. Authority. All approvals and other actions required to authorize the Association’s execution and delivery of this Certificate have been received or otherwise taken. No consent or approval from any other person is required with respect to any of the matters set forth in this Certificate.

5. Reliance. Any reliance on this Certificate is made expressly subject to the limitation of liability and release and waivers contained in the Declaration.

IN WITNESS WHEREOF, this Certificate has been executed and delivered as of the Effective Date.

VALENCIA COMMERCE CENTER ASSOCIATION, INC., a California corporation

By:
Name:
Title: